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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 2, 2002

                              SAFLINK Corporation
            (Exact name of registrant as specified in its charter)

           Delaware                       0-20270                95-4346070

(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer)
incorporation or organization)                               Identification No.)


                              11911 NE 1st Street
                                  Suite B-304
                        Bellevue, Washington 98005-3032
              (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code: (425) 278-1100



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Item 5.  Other Events and Regulation FD Disclosure.

     On April 2, 2002, SAFLINK Corporation (the "Company") announced that the proposed judgment against the Company was modified in the case brought by International Interest Group, Inc. ("IIG"). On January 28, 2002, a jury rendered a verdict against the Company for $150,000 in compensatory damages and $1.5 million in punitive damages. On March 19, 2002, the Court conditionally granted a new trial on the issue of punitive damages and reduced the amount of punitive damages from $1.5 million to $300,000, to which IIG has consented. Accordingly, the Company has been informed that judgment will be entered in the amount of $450,000, subject to the parties' rights to appeal and the parties' claims in post-trial proceedings for attorneys' fees, costs and interest.

     A copy of the Company's press release announcing the judgment reduction is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

   (c)   Exhibits.

        99.1    Press Release dated April 2, 2002

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SAFLINK Corporation

April 10, 2002                         By: /s/ Glenn Argenbright
                                           -------------------------------------
                                           Glenn Argenbright
                                           President and Chief Executive Officer

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                                 EXHIBIT INDEX


Exhibit No.    Description
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99.1           Press Release dated April 2, 2002

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